Tidal ETF Trust 485BPOS

Exhibit 99(g)(1)(24)

TWENTY-FOURTH
AMENDMENT

TO THE CUSTODY AGREEMENT

THIS TWENTY-FOURTH AMENDMENT effective as of the last date in the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to update Amended Exhibit B to clarify the fee schedules applicable to their respective group of funds; and

WHEREAS, the parties desire to restate the fee schedules set forth on Amended Exhibit C to the Agreement; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

2.	Amended Exhibit C of the Agreement is hereby restated as shown attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	6/3/2024	Date:	June 3, 2024

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series applying Appendix C fees

SoFi Select 500 ETF

SoFi Next 500 ETF

SoFi Social 50 ETF

SoFi Be Your Own Boss ETF

SoFi Weekly Dividend ETF

SoFi Web 3 ETF

SoFi Smart Energy ETF

SoFi Enhanced Yield ETF

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

ATAC Equity Leverage Rotation ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Dividend Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

Residential REIT ETF

Intelligent Real Estate ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF

Unlimited HFEQ Equity Long/Short Return Tracker ETF

Unlimited HFGM Global Macro Return Tracker ETF

Unlimited HFEV Event Driven Return Tracker ETF

Unlimited HFFI Fixed Income Return Tracker ETF

Unlimited HFEM Emerging Markets Return Tracker ETF

Unlimited HFMF Managed Futures Return Tracker ETF

Unlimited Ultra HFND Multi-Strategy Return Tracker ETF

Unlimited Low-Beta HFND Multi-Strategy ETF

Aztlan Global Stock Selection DM SMID ETF

Aztlan North America Nearshoring Stock Selection ETF

God Bless America ETF

Subversive Cannabis ETF

Academy Veteran Impact ETF

Name of Series applying Appendix C-1 fees

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

Gotham Short Strategies ETF

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